UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 6, 2007 (November 30, 2007)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3480 Preston Ridge Road, Suite 600

Alpharetta, Georgia 30005

 (Address of  Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, Thomas Hayes Woollen, Jr., M.D., Michael B. Baughan, John R. Belk and C. Christian Winkle were appointed to the board of directors of MQ Associates, Inc. (“MQA”) by vote of the sole stockholder of MQA, joining the current MQA directors, Paul M. Wiles and Dean Swindle. Messrs. Wiles and Swindle were appointed to the MQA board upon Novant Health, Inc.’s acquisition of MQA on November 9, 2007.

Paul M. Wiles has been the President and Chief Executive Officer of Novant Health, Inc., a not-for-profit, integrated health care system, since its inception on July 1, 1997. Mr. Wiles served as President and Chief Executive Officer of Novant Health’s predecessor, Carolina Medicorp, and its major affiliate, Forsyth Memorial Hospital, from January 1985 through June 1997. Mr. Wiles joined Forsyth Memorial Hospital in 1974 as vice president of professional services and became senior vice president in 1979. Mr. Wiles was a first lieutenant in the U.S. Air Force, serving in the Medical Service Corps from 1971 to 1974. He received his M.H.A. degree from Duke University and his B.A. in business administration from St. Michael’s College.

James Ottis Dean Swindle has been the Executive Vice President and Chief Financial Officer of Novant Health since January 2001. From March 1999 to December 2000, he served as the Senior Vice-President of Finance of Novant Health. From August 1998 to February 1999, Mr. Swindle served as the Vice-President of Internal Audit of Novant Health. From 1991 to 1998, Mr. Swindle served in a number of management roles for General Health System, an integrated healthcare system in Baton Rouge, Louisiana, most recently as Vice President of Financial Services. Mr. Swindle is a C.P.A and began his career as an audit manager with KPMG. Mr. Swindle graduated with a B.B.A. in Accounting from Millsaps College and earned his M.B.A. from Duke University. He is a member of the American Institute of Certified Public Accountants.

Thomas Hayes Woollen, Jr., M.D. has been President of the Novant Medical Group, a diverse physician group consisting of over 800 physicians, and an Executive Vice President of Novant Health since September 2006. Dr. Woollen formerly served as Co-President of the Presbyterian Medical Group (“PMG”) and Chairman of PMG from 2000 until August 2006. He has been a member of the PMG since 1994 and has served as the Chief of its Division of Family Medicine since 1998. Dr. Woollen is a board certified family physician with the Cotswold Medical Clinic, a Charlotte based group practice of PMG. He received his B.S. in Pre-Medicine from Davidson College and his M.D. from the Bowman Gray School of Medicine at Wake Forest University.

Michael B. Baughan has been President and Chief Operating Officer of B/E Aerospace, Inc., the leading manufacturer of cabin interior products for commercial aircraft and business jets, since December 2005.  From July 2002 to December 2005, Mr. Baughan served as Senior Vice President and General Manager of the Commercial Aircraft Segment of B/E Aerospace. From May 1999 to July 2002, Mr. Baughan was Vice President and General Manager of Seating Products. From September 1994 to May 1999, Mr. Baughan was Vice President, Sales and Marketing for Seating Products. Prior to 1994, Mr. Baughan held various positions including

President of AET Systems, Manager of Strategic Initiatives at The Boston Company (American Express) and Sales Representative at Dow Chemical Company. Mr. Baughan received his B.A. from the University of Virginia and his M.B.A. from the Harvard Business School.

John R. Belk has been the President and Chief Operating Officer of Belk, Inc., the largest privately owned department store business in the United States, since May 2004. Mr. Belk served as the President, Finance, Systems and Operations of Belk from May 1998 until May 2004 and has been employed in the Belk retail organization in various positions since 1986. Mr. Belk serves on the Board of Ruddick Corporation. Mr. Belk received his B.A. from the University of North Carolina – Chapel Hill and his M.B.A. from the University of Virginia.

C. Christian Winkle has served as MQA’s Chief Executive Officer since October 2005 and was a MQA director from October 2005 until November 9, 2007. Mr. Winkle has held a number of executive positions in the healthcare industry, with particular experience in the skilled nursing, rehabilitation, sub-acute care and post-acute care arenas. Mr. Winkle served as President and Chief Executive Officer of Mariner Health Care, Inc. (“Mariner”), a long-term health care company, from 2000 through the merger of Mariner and National Senior Care, Inc. in December 2004. From January 2005 through July 2005, Mr. Winkle served as President and Chief Executive Officer of SavaSeniorCare, LLC, a newly formed company that leased certain of the former Mariner facilities. Mr. Winkle received his B.S. in Accounting from Case Western Reserve University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: December 6, 2007

	By:	/s/ Todd E. Andrews
		Name:	Todd E. Andrews
		Title:	Chief Financial Officer